UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

VENTAS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On April 14, 2022, Ventas, Inc. distributed the following communication:

Dear Fellow Shareholder,

Our thoughtfully refreshed Board of Directors has overseen the Company’s exceptional long-term returns, driven by strategic changes to enhance our superior portfolio and has taken decisive actions during the COVID-19 pandemic to position Ventas to capitalize on the robust senior housing recovery that is now underway. Your directors are highly qualified with the right, customized expertise and leadership to continue advancing the Company’s strategy, driving growth and delivering sustainable value creation.

Land & Buildings – a shareholder that only recently disclosed ownership of approximately 0.2% of the Company’s outstanding shares – is putting your investment at risk. Land & Buildings has launched a proxy contest seeking to remove James D. Shelton, the Presiding Director of the Ventas Board who was formerly Chairman and CEO of Triad Hospitals (a hospital operator) and Chairman of Omnicare (a leading provider of pharmaceutical services), and replace him with Land & Buildings’ unqualified nominee, Jonathan Litt, the hedge fund’s Founder and Chief Investment Officer. This proposed change to the composition of your Board is neither warranted nor in shareholders’ best interests. Here’s why:

•	Ventas has a winning strategy that has delivered superior long-term TSR outperformance for you and all long-term shareholders. The Company has achieved exceptional long-term annualized TSR results of over 20% since December 31, 1999, significantly outperforming the FTSE Nareit Equity Health Care Index’s 14%, MSCI US REIT Index’s 11% and the S&P 500’s 7%. YTD through March 25, Ventas has delivered TSR of 23%, the highest of the 16 constituents in the FTSE Nareit Equity Health Care Index and well in excess of other key benchmarks.

•	Mr. Shelton and all Ventas directors are superior to Mr. Litt in critical areas. Each of our directors, including Mr. Shelton, bring the right backgrounds and skills to drive Ventas forward with significant leadership, institutional investment, financial and operating experience. In contrast, Mr. Litt does not bring any operational REIT or healthcare experience and has limited experience as a public company director.

•	Ventas’s directors are committed to acting on behalf of all shareholders. Your Board is intently focused on driving value for all shareholders in the post-COVID environment where senior housing —which comprises nearly half of the Company’s business—is making a powerful recovery. The Board has overseen disciplined, forward-thinking capital allocation decisions that have created billions of dollars in value through the Company’s carefully curated high quality diversified portfolio of assets that serve a large and growing aging population. Mr. Shelton’s extensive healthcare experience has proven to be a critical asset during the pandemic and, as we continue to navigate the current macro labor and operational trends, Ventas will greatly benefit from his ongoing guidance. On the other hand, Land & Buildings has been singularly focused on its own agenda to appoint Mr. Litt to the Board and has not provided any substantive ideas or demonstrated understanding of our complex business, and is acting without regard for the best interests of ALL Ventas shareholders.

We are confident that the incumbent Ventas Board members are best equipped with the right expertise to guide the Company’s strategy and drive enhanced value for shareholders. We urge you to protect your investment and vote “FOR ALL” 11 Ventas nominees listed on the WHITE proxy card today.

Thank you for your continued support.

Sincerely,

The Ventas Board of Directors

Cautionary Statements

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among others, statements of expectations, beliefs, future plans and strategies, anticipated results from operations and developments and other matters that are not historical facts. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “opportunity,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof.

Forward-looking statements are based on management’s beliefs as well as on a number of assumptions concerning future events. You should not put undue reliance on these forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. We do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made. You are urged to carefully review the disclosures we make concerning risks and uncertainties that may affect our business and future financial performance in our filings with the Securities and Exchange Commission (“SEC”), including those made in the “Summary Risk Factors” section, “Risk Factors” section and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

Certain factors that could affect our future results and our ability to achieve our stated goals include, but are not limited to: (a) the impact of the ongoing COVID-19 pandemic and its extended consequences, including of the Delta, Omicron or any other variant, on our revenue, level of profitability, liquidity and overall risk exposure and the implementation and impact of regulations related to the CARES Act and other stimulus legislation and any future COVID-19 relief measures; (b) our ability to achieve the anticipated benefits and synergies from, and effectively integrate, our acquisitions and investments, including our acquisition of New Senior Investment Group Inc.; (c) our exposure and the exposure of our tenants, managers and borrowers to complex healthcare and other regulation and the challenges and expense associated with complying with such regulation; (d) the potential for significant general and commercial claims, legal actions, regulatory proceedings or enforcement actions that could subject us or our tenants, managers or borrowers to increased operating costs and uninsured liabilities; (e) the impact of market and general economic conditions, including economic and financial market events, inflation, change in interest rates, supply chain pressures, events that affect consumer confidence, our occupancy rates and resident fee revenues, and the actual and perceived state of the real estate markets, labor markets and public capital markets; (f) our ability, and the ability of our tenants, managers and borrowers, to navigate the trends impacting our or their businesses and the industries in which we or they operate; (g) the risk of bankruptcy, insolvency or financial deterioration of our tenants, managers borrowers, and other obligors and our ability to foreclose successfully on the collateral securing our loans and other investments in the event of a borrower default; (h) our ability to identify and consummate future investments in or dispositions of healthcare assets and effectively manage our portfolio opportunities and our investments in co-investment vehicles, joint ventures and minority interests; (i) risks related to development, redevelopment and construction projects; (j) our ability to attract and retain talented employees; (k) the limitations and significant requirements imposed upon our business as a result of our status as a REIT and the adverse consequences (including the possible loss of our status as a REIT) that would result if we are not able to comply; (l) the risk of changes in healthcare law or regulation or in tax laws, guidance and interpretations, particularly as applied to REITs, that could adversely affect us or our tenants, managers or borrowers; (m) increases in our borrowing costs as a result of becoming more leveraged or as a result of changes in interest rates and phasing out of LIBOR rates; (n) our reliance on third parties to operate a majority of our assets and our limited control and influence over such operations and results; (o) our dependency on a limited number of tenants and managers for a significant portion of our revenues and operating income; (p) the adequacy of insurance coverage provided by our policies and policies maintained by our tenants, managers or other counterparties; (q) the occurrence of cyber incidents that could disrupt our operations, result in the loss of confidential information or damage our business relationships and reputation; (r) the impact of merger, acquisition and investment activity in the healthcare industry or otherwise affecting our tenants, managers or borrowers; and (s) the risk of catastrophic or extreme weather and other natural events and the physical effects of climate change.

Important Additional Information Regarding Proxy Solicitation

The Company has filed a definitive proxy statement (the “Proxy Statement”) and form of associated WHITE proxy card with the SEC in connection with the solicitation of proxies for the Company’s 2022 annual meeting of stockholders (the “2022 Annual Meeting”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from stockholders in respect of the 2022 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of the Company’s Board of Directors for election at the 2022 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain a copy of the definitive proxy statement and other relevant documents filed by the Company free of charge from the SEC’s website at http://www.sec.gov and at the Company’s investor relations website at https://ir.ventasreit.com.